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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-165827, 333-168631, 333-172794, and 333-180266) and Form S-3 (No. 333-183726) of our report dated March 20, 2013 relating to the consolidated financial statements and financial statement schedule of Meru Networks, Inc. and its subsidiaries, which appears in this Annual Report on Form 10-K.

/s/ Burr Pilger Mayer, Inc.

San Jose, California
March 20, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM